UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report:
(Date of earliest event reported)
February 11, 2008

CHINACAST EDUCATION CORPORATION
(Exact name of registrant as specified in charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	001-33771 (Commission File Number)	20-0178991 (IRS Employer Identification No.)

25Fl. Qiang Sheng Mansion No. 145 Pu Jian Road, Pudong District Shanghai, 211217, PRC (Address of Principal Executive Offices and zip code)
(86 21) 6864 4666
(Registrant’s telephone
number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Other Events.
     On February 11, 2008, ChinaCast Education Corporation (“ChinaCast”), a Delaware corporation, through its wholly owned subsidiary in China, Yu Pei Information Technology (Shanghai) Limited entered into an agreement with Beijing Heng Tai Jufu Investment Limited (“Heng Tai”), a shareholder of 80% of Hai Lai Education Technology Limited (“Hai Lai”), to acquire its entire shareholdings of Hai Lai. Hai Lai holds 100% of the Foreign Trade Business College of Chongqing Normal University (“FTBC”) and Hai Yuen Company Limited (“Hai Yuen”), a newly set up service company. FTBC is an independent, for-profit, private university affiliated with Chongqing Normal University. FTBC offers four-year bachelor’s degree and two-year diploma programs in finance, economics, trade, tourism, advertising, IT, music and foreign languages, all of which are fully accredited by the Ministry of Education.
     The acquisition shall include all the rights, undistributed profits and benefits before the transfer of the shares. The acquisition price for the 80% interest in Hai Lai is RMB480 million (USD 65.75 million). 50% of acquisition price will be paid within 8 days after signing of the agreement; with an additional 45% to be paid within 30 days and the remaining 5% on August 8, 2008. Payment of the first tranche is subject to the satisfaction or waiver of customary closing conditions.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Acquisition Agreement, dated February 11, 2008, by and among ChinaCast Education Corporation, Yu Pei Information Technology (Shanghai) Limited and Beijing Heng Tai Jufu Investment Limited.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINACAST EDUCATION CORPORATION
Date: February 14, 2008	By:	/s/ Antonio Sena
		Name:	Antonio Sena
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Acquisition Agreement, dated February 11, 2008, by and among ChinaCast Education Corporation, Yu Pei Information Technology (Shanghai) Limited and Beijing Heng Tai Jufu Investment Limited.